Exhibit 99.1
HCSG Reports Q4 2024 Results
Delivers Strong Earnings & Cash Flow,
Provides 2025 Growth Expectations

◦Revenue of $437.8 million.
◦Net income and diluted EPS of $11.9 million and $0.16, inclusive of new business start-up costs.
◦Reported cash flow from operations of $36.2 million; actual cash flow from operations, excluding the change in payroll accrual, of $27.0 million.
◦Expects mid-single digit revenue growth in 2025 and Q1 revenue in the range of $440.0 to $450.0 million.
◦Expects 2025 actual cash flow from operations, excluding the change in payroll accrual, in the range of $45.0 to $60.0 million.

BENSALEM, PA--(BUSINESS WIRE)-- Healthcare Services Group, Inc. (NASDAQ:HCSG) today reported results for the three months ended December 31, 2024.

Ted Wahl, Chief Executive Officer, stated, “2024 was a transitional year for HCSG, as it marked a pivotal shift from recovery to renewed growth. This shift was highlighted by our Q4 results and the positive momentum we’re carrying into the new year. Looking ahead, we are confident that continuing to execute on our strategic priorities, supported by our strong business fundamentals, will enable us to further accelerate growth, enhance profitability, and maximize cash flow through 2025 and beyond.”

Fourth Quarter Results

◦Revenue was reported at $437.8 million.
▪Housekeeping & laundry and dining & nutrition segment revenues and margins were $192.7 million and 10.2% and $245.1 million and 4.7%, respectively.
▪The Company expects mid-single digit revenue growth in 2025 and Q1 revenue in the range of $440.0 to $450.0 million.
◦Cost of services was reported at $379.2 million or 86.6%, inclusive of new business start-up costs.
▪The Company’s 2025 goal is to manage cost of services in the 86% range.
◦SG&A was reported at $44.8 million; after adjusting for the $0.4 million increase in deferred compensation, actual SG&A was $44.4 million or 10.1%, inclusive of new business start-up costs.
▪The Company’s 2025 goal is to manage SG&A into the 8.5% to 9.5% range.
◦Net income and diluted EPS were reported at $11.9 million and $0.16, inclusive of new business start-up costs.
◦Cash flow from operations was reported at $36.2 million; after adjusting for the $9.2 million increase in the payroll accrual, actual cash flow from operations was $27.0 million.
▪The Company estimates 2025 actual cash flow from operations, excluding the change in payroll accrual, in the range of $45.0 to $60.0 million.

Balance Sheet and Liquidity

The Company’s primary sources of liquidity are cash flow from operating activities, cash and cash equivalents, and its revolving credit facility. As of the end of the fourth quarter, the Company had cash and marketable securities of $135.8 million and a $500.0 million credit facility, inclusive of its $200.0 million accordion, which expires in November 2027.

Since the February 2023 share repurchase authorization, the Company has repurchased over $16.0 million of its common stock. The Company repurchased over $5.0 million of its common stock in 2024, including

Exhibit 99.1
$1.0 million during the fourth quarter. The Company has 6.0 million shares remaining under its authorization.

Conference Call and Upcoming Events

The Company will host a conference call on Wednesday, February 12, 2025, at 8:30 a.m. Eastern Time to discuss its results for the three months ended December 31, 2024. The call may be accessed via phone at 1 (800) 715-9871, Conference ID: 9951274. The call will be simultaneously webcast under the “Events & Presentations” section of the Investor Relations page on the Company’s website, www.hcsg.com. A replay of the webcast will also be available on the website for one year following the date of the earnings call.

The Company will be participating in Oppenheimer’s 35th Annual Healthcare MedTech & Services Conference, which will be conducted virtually on March 19, 2025.

About Healthcare Services Group, Inc.

Healthcare Services Group (NASDAQ: HCSG) is an experienced leader in managing housekeeping, laundry, dining, and nutritional services within the healthcare industry. With more than 45 years of experience, HCSG aims to provide improved operational, regulatory, and financial outcomes for our clients.

Exhibit 99.1
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This release and any schedules incorporated by reference into it may contain forward-looking statements within the meaning of federal securities laws, which are not historical facts but rather are based on current expectations, estimates and projections about our business and industry, and our beliefs and assumptions. Words such as “believes,” “anticipates,” “plans,” “expects,” “estimates,” “will,” “goal,” and similar expressions are intended to identify forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by us that any of our plans will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking information is also subject to various risks and uncertainties. Such risks and uncertainties include, but are not limited to, risks arising from our providing services to the healthcare industry and primarily providers of long-term care; credit and collection risks associated with the healthcare industry; the impact of bank failures; our claims experience related to workers’ compensation, general liability and auto insurance; the effects of changes in, or interpretations of laws and regulations governing the healthcare industry, our workforce and services provided, including state and local regulations pertaining to the taxability of our services and other labor-related matters such as minimum wage increases; the Company’s expectations with respect to selling, general and administrative expense; the impacts of past or future cyber attacks or breaches; and the risk factors described in Part I of our Form 10-K for the fiscal year ended December 31, 2023 under “Government Regulation of Customers,” “Service Agreements and Collections,” and “Competition” and under Item IA. “Risk Factors” in such Form 10K.

These factors, in addition to delays in payments from customers and/or customers undergoing restructurings, have resulted in, and could continue to result in, significant additional bad debts in the near future. Additionally, our operating results have been in the past and could in the future be adversely affected by continued inflation particularly if increases in the costs of labor and labor-related costs, materials, supplies and equipment used in performing services (including the impact of potential tariffs) cannot be passed on to our customers.

In addition, we believe that to improve our financial performance we must continue to obtain service agreements with new customers, retain and provide new services to existing customers, achieve modest price increases on current service agreements with existing customers and/or maintain internal cost reduction strategies at our various operational levels. Furthermore, we believe that our ability to sustain the internal development of managerial personnel is an important factor impacting future operating results and the successful execution of our projected growth strategies. There can be no assurance that we will be successful in that regard.

USE OF NON-GAAP FINANCIAL INFORMATION

To supplement HCSG’s consolidated financial information, which are prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”), the Company believes that certain non-GAAP financial measures are useful in evaluating operating performance and comparing such performance to other companies.

The Company is presenting adjusted cash flows provided by operations, earnings before interest, taxes, depreciation and amortization (“EBITDA”) and EBITDA excluding items impacting comparability (“Adjusted EBITDA”). We cannot provide a reconciliation of forward-looking non-GAAP measures to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation. The presentation of non-GAAP financial measures is not meant to be considered in isolation or as a substitute for financial statements prepared in accordance with GAAP.

Company Contacts:

Theodore Wahl
President and Chief Executive Officer

Vikas Singh
Executive Vice President and Chief Financial Officer

Matthew J. McKee
Chief Communications Officer

215-639-4274
investor-relations@hcsgcorp.com

Exhibit 99.1
HEALTHCARE SERVICES GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(in thousands, except per share data)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Revenue	$437,812	$423,840	$1,715,682	$1,671,389
Operating costs and expenses:
Cost of services	379,209	349,124	1,487,592	1,456,643
Selling, general and administrative	44,824	46,249	183,060	166,772
Income from operations	13,779	28,467	45,030	47,974
Other income, net	1,026	3,833	7,911	5,082
Income before income taxes	14,805	32,300	52,941	53,056

Income tax provision	2,885	8,792	13,470	14,670
Net income	$11,920	$23,508	$39,471	$38,386

Basic earnings per common share	$0.16	$0.32	$0.54	$0.52

Diluted earnings per common share	$0.16	$0.32	$0.53	$0.52

Basic weighted average number of common shares outstanding	73,553	73,817	73,754	74,288

Diluted weighted average number of common shares outstanding	73,934	73,879	73,988	74,340

Exhibit 99.1
HEALTHCARE SERVICES GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

	December 31, 2024	December 31, 2023
Cash and cash equivalents	$56,776	$54,330
Restricted cash equivalents	3,355	—
Marketable securities, at fair value	50,535	93,131
Restricted marketable securities, at fair value	25,105	—
Accounts receivable, net	330,907	344,864
Notes receivable, net	51,429	38,645
Other current assets	38,545	40,726
Total current assets	556,652	571,696

Property and equipment, net	28,198	28,774
Notes receivable — long-term, net	41,054	24,832
Goodwill	75,529	75,529
Other intangible assets, net	9,442	12,127
Deferred compensation funding	49,639	40,812
Other assets	42,258	36,882
Total assets	$802,772	$790,652

Accrued insurance claims — current	$25,148	$22,681
Other current liabilities	167,399	194,247
Total current liabilities	192,547	216,928

Accrued insurance claims — long-term	51,869	61,697
Deferred compensation liability — long-term	50,011	41,186
Lease liability — long-term	8,033	11,235
Other long-term liabilities	385	2,990

Stockholders’ equity	499,927	456,616
Total liabilities and stockholders’ equity	$802,772	$790,652

Exhibit 99.1
HEALTHCARE SERVICES GROUP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

Reconciliation of GAAP net income to EBITDA and adjusted EBITDA (in thousands)	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
GAAP net income	$11,920	$23,508	$39,471	$38,386
Income tax provision	2,885	8,792	13,470	14,670
Interest, net	(555)	509	(424)	1,629
Depreciation and amortization[1]	3,602	3,779	14,585	14,344
EBITDA	$17,852	$36,588	$67,102	$69,029
Share-based compensation	2,337	2,192	9,165	8,985
(Gain)/loss on deferred compensation, net[2]	(12)	(28)	(52)	39
Adjusted EBITDA	$20,177	$38,752	$76,215	$78,053
Adjusted EBITDA as a percentage of revenue	4.6%	9.1%	4.4%	4.7%

Reconciliation of GAAP cash flows provided by operations to adjusted cash flows provided by operations (in thousands)	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
GAAP cash flows provided by operations	$36,204	$49,445	$30,802	$43,498
Accrued payroll[3]	(9,247)	(21,563)	3,573	(4,186)
Adjusted cash flows provided by operations	$26,957	$27,882	$34,375	$39,312
1.Includes right-of-use asset depreciation of $2.0 million and $7.8 million for the three and twelve months ended December 31, 2024, respectively, and $1.8 million and $6.4 million for the three and twelve months ended December 31, 2023.
2.The Company offers a Supplemental Executive Retirement Plan (“SERP”) for executives and certain key employees which is also referred to as the Company’s “Deferred Compensation” plan. For SERP participants, the Company has historically retained, and anticipates continuing to retain, 100% of the funds received from SERP participants and holds such assets (the “Deferred Compensation Assets”) in a brokerage account where the investments are managed to mirror the investment elections of SERP participant holdings under such plans (the “Deferred Compensation Liabilities”). The Company’s changes in fair market value of the Deferred Compensation Assets are presented under the “Other income, net” caption on the Company’s Consolidated Statements of Comprehensive Income, however the corresponding and offsetting changes in the fair market value of the Deferred Compensation Liabilities are presented under the “Selling, general and administrative expense” caption.
3.The accrued payroll adjustment reflects changes in accrued payroll for the three and twelve months ended December 31, 2024 and 2023. The Company processes payroll on set weekly and bi-weekly schedules, and the timing of payments may result in operating cash flow increases or decreases which are not indicative of the Company’s quarterly cash flow performance.